UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549
                                    FORM 8-K



                                 CURRENT REPORT


                Pursuant to Section 13 or 15(d) of the Securities
                              Exchange Act of 1934


                                 April 22, 2002
                                (Date of earliest
                                 event reported)






Commission File            Name of Registrant; State of Incorporation; Address of       IRS Employer
Number                     Principal Executive Offices; and Telephone Number            Identification Number
---------------------      ---------------------------------------------------------    -------------------------

1-16169                    EXELON CORPORATION                                           23-2990190
                           (a Pennsylvania corporation)
                           10 South Dearborn Street - 37th Floor
                           P.O. Box 805379
                           Chicago, Illinois 60680-5379
                           (312) 394-7398

1-1839                     COMMONWEALTH EDISON COMPANY                                  36-0938600
                           (an Illinois corporation)
                           10 South Dearborn Street - 37th Floor
                           P.O. Box 805379
                           Chicago, Illinois 60680-5379
                           (312) 394-4321

1-1401                     PECO ENERGY COMPANY                                          23-0970240
                           (a Pennsylvania corporation)
                           P.O. Box 8699
                           2301 Market Street
                           Philadelphia, Pennsylvania 19101-8699
                           (215) 841-4000

Table of Contents
--------------------------------------------------------------------------------

Item 5. Other Events
Item 9 Regulation FD Disclosure
Exhibit 99.1  First Quarter 2002 Earnings Release
Exhibit 99.2  Unusual items included in 2001 earnings per diluted common share
--------------------------------------------------------------------------------

Item 5. Other Events

On April 22, 2002, Exelon Corporation issued a press release disclosing its first quarter 2002 earnings results. The press release is attached as Exhibit 99.1.

Exelon also announced that Nicholas DeBenedictis, chairman of Philadelphia Suburban Corporation (PSC) and one of the Philadelphia region's most prominent civic leaders, was elected to the board of directors of Exelon Corporation.

Mr. DeBenedictis fills the vacancy created by the resignation of Daniel Cooper, who was appointed to a post in the Bush Administration as undersecretary for benefits for the U.S. Department of Veterans Affairs.

DeBenedictis has served as PSC chairman for nine years. Prior to joining the firm in 1992 as president and CEO, he was senior vice president of Corporate and Public Affairs for PECO, responsible for government relations, community relations, communications and public policy. Previously, he served as president of the Greater Philadelphia Chamber of Commerce, increasing membership to more than 5,500 businesses - ranking it among the five largest chambers in the nation.

Active in public policy in Pennsylvania and Washington D.C., DeBenedictis held executive posts earlier in his career with the state Department of Environmental Resources, the state Office of Economic Development, and the U.S. Environmental Protection Agency.

DeBenedictis supports numerous industry, business and community organizations. He currently serves as chairman of the Pennsylvania Business Roundtable and is a member of the executive committee of the Greater Philadelphia Chamber of Commerce, as well as Pennsylvania Environmental Council, Independence Visitors Center and Drexel University.

Item 9. Regulation FD Disclosure

As previously announced, on April 23, 2002 Exelon Corporation conducted its First Quarter Earnings Conference Call. Members of management participating in the call included Chairman and CEO John W. Rowe, Senior Executive Vice President Oliver D. Kingsley, Executive Vice President Pamela B. Strobel, and Executive Vice President Ian McLean. The call was open to all on a listen-only basis and was audio web-cast. Telephone replays will be available through April 30. The U.S. call-in number is 877.519.4471 and the international call-in number is
973.341.3080. The confirmation code is 3178303. The call will also be archived on Exelon's web site, www.exeloncorp.com; please choose the Investor Relations page.

During the call management reviewed issues outlined in the press release. Management indicated that the cost management initiative underway is expected to reduce costs by $200 million from original budget levels. The cost reductions are in addition to the $225 million of merger synergies that were in the budget. About one-half of the savings will come from the Generation business segment, one-third from delivery and the balance from Enterprises and corporate. Two-thirds of the savings are operating and maintenance expense reductions, with the remaining one-third related to fuel, interest and taxes. Approximately $11 million of the savings were realized in the first quarter with the remainder to be realized throughout the remainder of the year. Approximately 75% of the savings are cash savings.

Management also stated it expected a modest economic recovery in the second half of 2002. Demand growth assumptions for ComEd were updated to 1.6%, up from the original forecast of 1%. Demand growth forecasts for PECO of 0.6% are unchanged.

This report contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and are subject to uncertainty and changes in circumstances. Actual results may vary materially from the expectations contained herein. The forward-looking statements herein include statements about future financial and operating results of Exelon. Economic, business, competitive and/or regulatory factors affecting Exelon's businesses generally could cause actual results to differ materially from those described herein. For a discussion of the factors that could cause actual results to differ materially, please see Exelon's filings with the Securities and Exchange Commission, particularly those discussed in "Management's Discussion and Analysis of Financial Condition and Results of Operations-- Outlook" in Exelon's 2001 Annual Report. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Exelon does not undertake any obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date of this report.

                                   SIGNATURES




Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                               EXELON CORPORATION
                               COMMONWEALTH EDISON COMPANY
                               PECO ENERGY COMPANY

                               /S/  Ruth Ann Gillis
                               -------------------------------------
                               Ruth Ann Gillis
                               Senior Vice President and Chief Financial Officer Exelon Corporation


April 25, 2002